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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                  FORM 8-K



                               CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                               Date of Report
                               March 10, 1994



                        PARTECH HOLDINGS CORPORATION
           (Exact name of registrant as specified in its charter)



                                  Delaware
               (State or other jurisdiction of incorporation)



         0-14361                                            31-1166419
  (Commission File Number)                        (I.R.S. Employer I.D. Number)


3366 Riverside Drive, Suite 200, Columbus, Ohio                 43221
  (Address of principal executive offices)                   (Zip Code)


             Registrant's telephone number, including area code
                               (614) 460-8550


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Item 5.  Other Events.

  Effective on February 23, 1994, Mark S. Manafo ceased to be a Director, Chief Operating Officer and employee of Partech Communications Group, Inc. ("PCG"), a wholly-owned subsidiary of Partech Holdings Corporation ("Partech"), and all PCG's subsidiaries. Also on that date, Mr. Manafo's options to purchase 160,000 shares of Partech's stock terminated and his options to purchase 90,00 shares will terminate three (3) months thereafter.

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             PARTECH HOLDINGS CORPORATION
                             (Registrant)



  Date:  March 10, 1994      By:       /s/ JOHN E. RAYL
                                ------------------------------------
                                John E. Rayl
                                President

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